                                                                      EXHIBIT 15

Board of Directors
Chaparral Steel Company

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-39626) pertaining to the Chaparral Steel Company Stock Option Plan of our report dated September 18, 1996, relating to the unaudited condensed consolidated interim financial statements of Chaparral Steel Company and subsidiaries which are included in its Form 10-Q for the quarter ended August 31, 1996.

Pursuant to Rule 436(c) of Securities Act of 1933 our report is not a part of the Registration Statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                             Ernst & Young  LLP
Dallas, Texas
October 4, 1996


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